SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

HANOVER BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	81-3324480
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

80 East Jericho Turnpike
Mineola, New York	11501
(Address of principal executive offices)	(Zip Code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-262920 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

The description of the common stock, $0.01 par value per share (the “Shares”), of Hanover Bancorp, Inc. (the “Company”) as included under the caption “Description of Our Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 23, 2022 (Registration No. 333-262920), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit No.	Name of Document

Exhibit 3(i)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to Registration Statement on Form S-4 filed on January 20, 2021)

Exhibit 3(ii)	Bylaws (incorporated by reference to Exhibit 3.1(ii) to Registration Statement on Form S-4 filed on January 20, 2021)

Exhibit 4.1	Instruments defining the rights of security holders, including indentures (see Exhibits 3.1(i) and 3.1(ii))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Hanover Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HANOVER BANCORP, INC.
(Registrant)

Dated: May 9, 2022	By:	/s/ Michael P. Puorro
Michael P. Puorro
Chairman and Chief Executive Officer